                                                                  EXHIBIT 23(A)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
 Bank of Boston Corporation

  We consent to the incorporation by reference, in this registration statement on Form S-3, of the following reports:

  (i) our report dated January 18, 1996, on our audits of the consolidated financial statements of Bank of Boston Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in the Corporation's 1995 Annual Report to Stockholders filed as Exhibit 13 to the Corporation's 1995 Annual Report on Form 10-K; and

  (ii) our report dated August 26, 1996, on our audits of the supplemental consolidated financial statements for Bank of Boston Corporation as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, included in the Form 8-K of Bank of Boston Corporation dated September 6, 1996. We did not audit the consolidated financial statements of BayBanks, Inc., a wholly owned subsidiary, which statements reflect total assets of approximately $12,063,501,000 and $10,770,947,000 as of December 31,
       1995 and 1994, respectively, and net interest income of approximately $507,432,000, $464,942,000 and $423,823,000 for each of the years in the three-year period ended December 31, 1995. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for BayBanks, Inc., is based solely on the report of other auditors. The financial statements referred to above give retroactive effect to the merger of Bank of Boston Corporation with BayBanks, Inc. on July 29, 1996, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in consolidated financial statements that do not include the date of consummation. These supplemental financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Bank of Boston Corporation after consolidated financial statements covering the dates of consummation of the business combination are issued.

  We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand, L.L.P.
                                              Coopers & Lybrand, L.L.P.

Boston, Massachusetts
October 4, 1996